Exhibit 99.1

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.krewson@copt.com	michelle.layne@copt.com

COPT UPDATES IMPACT OF KEYW INVESTMENT ON 2011 THIRD QUARTER GUIDANCE

COLUMBIA, MD October 14, 2011 — Corporate Office Properties Trust (COPT) (NYSE: OFC), a specialty office real estate investment trust (REIT) that focuses primarily on serving the specialized requirements of U.S. Government and Defense Information Technology tenants, announced today that it is revising its diluted earnings per share (EPS) and FFO per diluted share (FFOPS) guidance for the quarter ended September 30, 2011 to reflect the quarter-end closing price of shares of The KEYW Holding Corporation (Nasdaq: KEYW).

Management originally issued guidance for third quarter EPS of $0.19-$0.22 and FFOPS of $0.62-$0.65 during its regularly scheduled second quarter earnings call on July 28, 2011. As management discussed on that call, the announced ranges for EPS and FFOPS included the expected impact of a potential $9.9 million, or $0.13 per diluted share, gain in the third quarter on the Company’s investment in 2.6 million shares of KEYW. That potential gain was calculated based on KEYW’s July 27, 2011 closing price of $11.31, less COPT’s investment basis of $7.45 per share as of June 30, 2011.

On September 30, 2011, shares of KEYW closed at $7.11, resulting in a $0.014 loss per diluted share to COPT when it marked its investment in KEYW to market, as opposed to the expected potential gain described above. Adjusting for this loss, COPT now expects third quarter EPS to be $0.02-$0.05 and FFOPS to be $0.48-$0.51.

Management will discuss third quarter results in detail on its regularly scheduled earnings call on October 27, 2011 (see details, next page). On that call, management will also provide guidance for the fourth quarter of 2011.

Reconciliation

A reconciliation of third quarter projected EPS to FFOPS is provided below:

	Quarter Ended 30-Sep-11
	Low	High

Earnings per share-diluted	$0.02	$0.05
Real estate related depreciation and amortization per share	0.46	0.46
Funds from operations per share-diluted	$0.48	$0.51

Conference Call Information

COPT will release third quarter 2011 earnings results and related supplemental materials at 8:00 a.m. Eastern Time on October 27th. Dial—in information is as follows:

Earnings Release Date:	Thursday, October 27, 2011 at 8:00 a.m. Eastern Time

Conference Call Date:	Thursday, October 27, 2011

Time:	11:00 a.m. Eastern Time

Telephone Number: (within the U.S.)	888-679-8033

Telephone Number: (outside the U.S.)	617-213-4846

Passcode:	52609055

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link: https://www.theconferencingservice.com/prereg/key.process?key=PKA9BJCTN

You may also pre-register in the Investor Relations section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call. A replay of this call will be available beginning Thursday, October 27 at 2:00 p.m. Eastern Time through Thursday, November 3 at midnight Eastern Time. To access the replay within in the United States, please call 888-286-8010 and use passcode 71355680. To access the replay outside the United States, please call 617-801-6888 and use passcode 71355680.

The conference calls will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference calls will be immediately available via webcast in the Investor Relations section of the Company’s website.

Company Information

COPT is a specialty office REIT that focuses primarily on strategic customer relationships and specialized tenant requirements in the U.S. Government and Defense Information Technology sectors and Data Centers serving such sectors. The Company acquires, develops, manages and leases office and data center properties that are typically concentrated in large office parks primarily located adjacent to government demand drivers and/or in strong markets that we believe possess growth opportunities. As of June 30, 2011, the Company owned 269 office properties totaling 21.4 million rentable square feet, which includes 20 properties totaling 1.1 million square feet held through joint ventures. The Company’s portfolio primarily consists of technically sophisticated buildings in visually appealing settings that are environmentally sensitive, sustainable and meet unique customer requirements. COPT is an S&P MidCap 400 company and more information can be found at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  the Company’s ability to borrow on favorable terms;

•                  risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  changes in our plans or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses;

•                  our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

•                  governmental actions and initiatives, including risks associated with the impact of a government shutdown such as a reduction in rental revenues or non-renewal of leases;

•                  the dilutive effect of issuing additional common shares; and

•                  environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.